EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Vectors ETF Trust (comprising of Africa Index ETF, Brazil Small-Cap ETF, ChinaAMC CSI 300 ETF, ChinaAMC SME-ChiNext ETF, Egypt Index ETF, India Small-Cap Index ETF, Indonesia Index ETF, Israel ETF, Russia ETF, Russia Small-Cap ETF, Vietnam ETF, Agribusiness ETF, Coal ETF, Gold Miners ETF, Junior Gold Miners ETF, Low Carbon Energy ETF, Natural Resources ETF, Oil Refiners ETF, Oil Services ETF, Rare Earth/Strategic Metals ETF, Steel ETF, Unconventional Oil & Gas ETF, and Uranium+Nuclear Energy ETF), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck Vectors ETF Trust for the period ending December 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors ETF Trust.

Dated: March 9, 2020	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck Vectors ETF Trust

Dated: March 9, 2020	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck Vectors ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.